Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2022, in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-253114) and Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 333-26441) on Registration Statement (Form S-3) and related Prospectus of Advent Technologies Holdings, Inc. for the registration of its common stock and warrants.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

December 20, 2022